    As filed with the Securities and Exchange Commission on January 16, 2001

                                                   Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                PEGASYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                                   04-2787865
                      (I.R.S. employer identification no.)

                                  MASSACHUSETTS
         (State or other jurisdiction of incorporation or organization)

                      101 MAIN STREET, CAMBRIDGE, MA, 02142
               (Address of principal executive offices) (Zip Code)

                          1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the plans)

                      ALAN TREFLER, CHIEF EXECUTIVE OFFICER
                                PEGASYSTEMS INC.
                                 101 MAIN STREET
                               CAMBRIDGE, MA 02142
                     (Name and address of agent for service)

                                 (617) 374-9600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


======================== ====================== ================== ===================== ===========================
                                                    Proposed             Proposed
  Title of securities           Amount               maximum             maximum                  Amount
         to be             to be registered         offering            aggregate                   of
      registered                  (1)               price per            offering              registration
                                                    share (2)           price (2)                   fee
------------------------ ---------------------- ------------------ --------------------- ---------------------------
COMMON STOCK,                  2,000,000              2.875             5,750,000                 1,437.50
$.01 PAR VALUE

======================== ====================== ================== ===================== ===========================


(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on January 10, 2001.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 2,000,000 shares of Common Stock, $.01 par value per share, of Pegasystems Inc. (the "Company"), which represent an increase in the number of shares issuable under the Company's 1994 Long-Term Incentive Plan (the "Plan") approved by the Board of Directors of the Company on August 7, 2000 and approved by the stockholders of the Company on June 29, 2000. The Company previously filed with the Securities and Exchange Commission on July 31, 1996 a Registration Statement on Form S-8 (File No. 333-09305), covering an aggregate of 5,750,000 shares of the Company's Common Stock, including 5,000,000 shares reserved for issuance under the Plan, and on October 26, 1999 a Registration Statement on Form S-8 (File No. 333-89707), covering an additional 4,500,000 reserved for issuance under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1999, filed on April 28, 2000;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed May 15, 2000;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 14, 2000;

(d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed November 14, 2000;

(e)      The Company's Current Report on Form 8-K dated April 27, 2000; and

(f) The description of the Company's Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Commission on June 21, 1996 from the Company's Registration Statement on Form S-1 initially filed with the Commission on May 15, 1996.

         In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Choate, Hall & Stewart, 53 State Street, Exchange Place, Boston, Massachusetts 02109.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Company has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, the Restated Articles of Organization provide that the Company shall indemnify directors and officers of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer with another organization. Under this provision, a director or officer of the Company shall be indemnified by the Company for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of the Company. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Article VI of the Company's Restated Articles of Organization eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) for authorization of illegal dividends or redemptions, or (iv) for any transaction in which a director derived an improper personal benefit.

         The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.
         23.1     Consent of Arthur Andersen LLP.
         23.2     Consent of Deloitte & Touche LLP.
         23.3     Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
         24.1     Power of Attorney (included in page II-5).
         99.1* The Company's 1994 Long-Term Incentive Plan (as amended and restated on May 9, 2000).
-----------------------------------------------------------------------------
*Incorporated by reference to the Company's proxy statement on Schedule 14A (SEC File No. 001-11859) filed with the Commission on June 14, 2000.

ITEM 9.           UNDERTAKINGS

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on January 12, 2001.

                                              PEGASYSTEMS INC.
                                              (Registrant)



                                              By: /s/ Alan Trefler
                                                  -------------------------
                                                  Alan Trefler
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alan Trefler, June Morris, Jim O'Halloran and Robert V. Jahrling, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 12, 2001 by the following persons in the capacities indicated.

NAME                      CAPACITY

/s/ Alan Trefler          Chief Executive Officer, Chairman and Director
------------------------  (PRINCIPAL EXECUTIVE OFFICER)
Alan Trefler

/s/ Jim O'Halloran        Chief Financial Officer and Director
------------------------ (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER) Jim O'Halloran

/s/ Steve Kaplan          Director
------------------------
Steve Kaplan

/s/ William H. Keough     Director
------------------------
William H. Keough

/s/ Edward A. Maybury     Director
------------------------
Edward A. Maybury

/s/ Edward B. Roberts     Director
------------------------
Edward B. Roberts

/s/ William W. Wyman      Director
------------------------
William W. Wyman

/s/ Alexander d'Arbeloff  Director
------------------------
Alexander d'Arbeloff

/s/ Richard Jones         Director
------------------------
Richard Jones